Exhibit 99.1

R. R. Donnelley & Sons Company

Announces Exercise of Early Settlement Option in Connection With Its Tender Offers

October 15, 2018

CHICAGO—(BUSINESS WIRE)—R. R. Donnelley & Sons Company (NYSE: RRD) (“RRD”) announced today that it elected to exercise the Early Settlement Option described in the Offer to Purchase, dated September 18, 2018 (as amended or supplemented from time to time, the “Offer to Purchase”), relating to its previously announced cash tender offers (the “Tender Offers”) for its outstanding 7.625% Senior Notes due 2020 (the “2020 Notes”), 7.875% Senior Notes due 2021 (the “2021 Notes”), 8.875% Debentures due 2021 (the “2021 Debentures”) and 7.000% Senior Notes due 2022 (the “2022 Notes” and, collectively with the 2020 Notes, the 2021 Notes and the 2021 Debentures, the “Securities”). Terms not defined otherwise in this press release have the meanings given to them in the Offer to Purchase.

RRD accepted and purchased today (the “Early Settlement Date”) $430 million in aggregate principal amount of Securities, consisting of approximately $172.6 million in aggregate principal amount of 2020 Notes and approximately $257.4 million in aggregate principal amount of 2021 Notes that were validly tendered and not withdrawn. Holders of purchased Securities received the applicable Total Consideration set forth in the Offer to Purchase and accrued and unpaid interest (if any) on such Securities from the last interest payment date with respect to those Securities to, but not including, the Early Settlement Date.

The previously announced date and time for the expiration of withdrawal rights for the Tender Offers has passed and has not been extended. Securities tendered pursuant to a Tender Offer may no longer be withdrawn, except as required by applicable law.

The Tender Offers will expire at 11:59 p.m., New York City time, at the end of October 18, 2018. Because RRD purchased the Aggregate Maximum Tender Amount of Securities on the Early Settlement Date, RRD will not make any further purchases of Securities in connection with the Tender Offers.

This press release is neither an offer to purchase nor a solicitation of an offer to sell securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation, or sale would be unlawful. The offer is being made solely pursuant to terms and conditions set forth in the Offer to Purchase. Nothing contained herein shall constitute an offer to sell, or the solicitation of an offer to buy, any securities of RRD.

The lead dealer manager for the Tender Offers is BofA Merrill Lynch and co-managers for the Tender Offers are Citigroup, J.P. Morgan and Wells Fargo Securities. Any questions regarding the terms of the Tender Offers should be directed to BofA Merrill Lynch at (toll-free) 888-292-0070 or (collect) 980-388-3646. Any questions regarding procedures for tendering Securities, or requests for copies of the Offer to Purchase, should be directed to Global Bondholder Services, the information agent and depositary for the Tender Offers, toll-free at (866) 794-2200 (banks and brokers call (212) 430-3774) or 65 Broadway, Suite 404, New York, NY 10006.

About RRD

RRD is a leading global provider of multichannel solutions for marketing and business communications. With more than 50,000 clients and 43,000 employees across 34 countries, RRD offers a comprehensive portfolio of capabilities, experience and scale that enables organizations around the world to effectively create, manage and execute their multichannel communications strategies.

Use of Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this press release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Readers are strongly encouraged to read the full cautionary statements contained in RRD’s filings with the Securities and Exchange Commission at www.sec.gov. RRD disclaims any obligation to update or revise any forward-looking statements.

RRD Investor Contact:

Brian Feeney, Senior Vice President, Investor Relations

Telephone: 630-322-6908

E-mail: brian.feeney@rrd.com